Exhibit (k)(7)

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Investment Management Agreement, dated as of October 17, 2013 (as the same may be amended from time to time, the “Agreement”), is entered into by and between Saratoga Investment Corp. CLO 2013-1, Ltd. (f/k/a GSC Investment Corp. CLO 2007, Ltd.), an exempted company with limited liability incorporated under the laws of the Cayman Islands, with its registered office located at c/o MaplesFS Limited, P.O. Box 1093, Queensgate House, South Church Street, George Town, Grand Cayman KY1 1102, Cayman Islands, as issuer (together with its successors and assigns permitted hereunder, the “Issuer”) and Saratoga Investment Corp., a non-diversified closed end investment company incorporated in Maryland, as investment manager (together with its permitted successors and assigns, the “Investment Manager”, as successor to GSC Investment Corp. (the “Original Collateral Manager”))) and amends, supersedes and restates the Collateral Management Agreement dated as of January 22, 2008 (the “Original Collateral Management Agreement”), between the Issuer and the Original Collateral Manager.

WITNESSETH:

WHEREAS, the Issuer desires to engage the Investment Manager to provide the services described herein and the Investment Manager desires to provide such services;

WHEREAS, the Issuer issued certain classes of rated notes (the “Legacy Rated Notes”) and one class of subordinated notes (the “Subordinated Notes”), each pursuant to an Indenture, dated as of January 22, 2008 (the “Original Indenture”) between the Issuer, GSC Investment Corp. CLO 2007, Inc. and U.S. Bank National Association, as trustee, and engaged the Original Collateral Manager to act as collateral manager pursuant to the Original Collateral Management Agreement;

WHEREAS, the Original Collateral Manager selected a portfolio of debt obligations comprised mainly of broadly-syndicated commercial bank loans in connection with the issuance of the Legacy Rated Notes and Subordinated Notes pursuant to the Original Indenture and managed such portfolio on an ongoing basis in accordance with the terms of the Original Indenture and the Original Collateral Management Agreement until July 30, 2010, on which date the Investment Manager succeeded the Original Collateral Manager as collateral manager under, and in accordance with the terms and conditions of, the Original Collateral Management Agreement;

WHEREAS, on August 8, 2013, the Issuer provided written notice in accordance with the Original Indenture that the Issuer plans to redeem the Legacy Rated Notes on October 21, 2013, with the net proceeds of a new issuance;

WHEREAS, the Issuer intends to issue the Class X Notes, Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (collectively, the “Rated Notes”) pursuant to an indenture, dated as of October 17, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Indenture”), among the Issuer, Saratoga Investment Corp. CLO 2013-1,

Inc. (f/k/a GSC Investment Corp. CLO 2007, Inc.), as co-issuer (the “Co-Issuer”), and U.S. Bank National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”), and upon such issuance, the Original Indenture will be deemed discharged and the rights inuring to the Legacy Rated Notes and Subordinated Notes thereunder shall be defeased;

WHEREAS, the subordinated notes issued pursuant to the Original Indenture are not being redeemed and will continue to be outstanding, and the terms and conditions applicable thereto are being amended and restated pursuant to the Indenture and the Amended and Restated Subordinated Note Paying Agency Agreement dated as of October 17, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordinated Note Paying Agency Agreement”), between the Issuer, U.S. Bank National Association, as subordinated note paying agent (together with any successor subordinated note paying agent permitted under the Subordinated Note Paying Agency Agreement, the “Subordinated Note Paying Agent”), the Trustee and the Investment Manager, as holder of 100% of the Subordinated Notes as of the date hereof;

WHEREAS, following the discharge of the Original Indenture and the execution and delivery of the Indenture, the Issuer wishes to continue to engage the Investment Manager to manage the collateral owned by the Issuer and pledged to the secured parties under the Indenture and the Investment Manager wishes to continue as investment manager for the Issuer, in each case, on the terms and conditions set forth herein and in the Indenture, and any other applicable agreements, as the Issuer and the Investment Manager may from time to time agree in writing as permitted herein and under the Indenture;

WHEREAS, Saratoga Investment Advisors, in consideration of the fees paid to it as external investment adviser to the Investment Manager, will provide certain services on behalf of the Investment Manager to allow the Investment Manager to perform certain of the obligations set forth herein; and

WHEREAS, the Investment Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Definitions.

Terms used and not defined herein shall have the meanings set forth in the Indenture.

“Accountants” has the meaning assigned to such term in Section 2(j) hereof.

“Advisers Act” means the United States Investment Advisers Act of 1940, as amended.

(a) “Cause” has the meaning set forth in Section 13 hereof.

“Investment Management Fees” has the meaning set forth in Section 8(a) hereof.

“Investment Manager Affiliates” has the meaning set forth in Section 10(a) hereof.

“Investment Manager Securities” means any Rated Notes or Subordinated Notes held by the Investment Manager, an Affiliate of the Investment Manager or any other entity as to which the Investment Manager or an Affiliate has discretionary authority over the voting of such Notes; provided that “Investment Manager Securities” shall not include Notes held by an entity for which the Investment Manager or an Affiliate acts as external investment adviser, if the voting of such Notes with respect to the matter in question is in fact directed by a board of directors or similar governing body with a Majority of members that are independent from the Investment Manager and its Affiliates.

“External Investment Adviser” means Saratoga Investment Advisors, in its capacity as external investment adviser to the Investment Manager or, from and after the date of the replacement of the Investment Manager, the successor Investment Manager or, if the successor Investment Manager is externally managed, such successor external investment adviser.

“Governing Instruments” means the applicable constitutional documents of an entity including, without limitation (i) in the case of a corporation, memorandum and articles of association or certificate of incorporation or association and by-laws, (ii) in the case of a limited liability company, the limited liability company operating agreement and (iii) in the case of a partnership, the partnership agreement.

“Liabilities” has the meaning set forth in Section 10(a) hereof.

“Offering Memorandum” has the meaning set forth in Section 10(a) hereof.

“Tax Guidelines” means the tax guidelines set forth in Exhibit A hereto.

“Tax Returns” has the meaning assigned to such term in Section 2(j) hereof.

2. General Duties of the Investment Manager.

The Issuer hereby appoints the Investment Manager as its investment adviser and manager with respect to the Collateral and authorizes the Investment Manager to perform such services and take such actions on its behalf as are contemplated hereby. Accordingly, the Investment Manager accepts such appointment and shall provide the Issuer with the following services:

(a) Subject to and in accordance with the terms of the Indenture and this Agreement (including without limiting the generality of the foregoing, the investment restrictions set forth in Exhibit A hereto), the Investment Manager agrees to supervise and direct the investment of Principal Proceeds and other proceeds of the Collateral in Collateral Obligations, to supervise and direct the sale of Collateral Obligations, Equity Securities and other Collateral in accordance with Article 12 of the Indenture, to supervise and direct the investment of funds on deposit in the Accounts in Eligible Investments in accordance with the terms of the Indenture and to perform on behalf of the Issuer (or direct the Issuer’s performance of) those investment related duties and functions assigned to the Issuer in the Indenture and those investment and other related duties and functions assigned to the Investment Manager in the other Transaction Documents, including, without limitation, the furnishing of Issuer Orders, Issuer Requests and officer’s certificates relating thereto, and providing such certifications as are required of the Investment Manager or, in certain cases, the Issuer under the Transaction Documents with respect to permitted purchases and sales of Collateral Obligations and Equity Securities and the Investment Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto (including the execution of assignments and other related documents on behalf of the Issuer reasonably necessary or advisable in connection with the acquisition or disposition of any Collateral Obligation or other Collateral by the Issuer). The Investment Manager has reviewed and agrees to be bound by Sections 15.1 and 15.2 of the Indenture, which sections of the Indenture shall be deemed incorporated herein. The Investment Manager, in performing its duties hereunder, shall, subject to the terms and conditions hereof and of the Indenture, perform its obligations hereunder and under the Indenture with reasonable care and in good faith using commercially reasonable efforts and commercially reasonable judgment, and using a degree of skill and attention no less than that which the Investment Manager exercises with respect to comparable assets that it manages for itself and for others in a manner reasonably consistent with its reasonable understanding of accepted asset management practices and procedures followed by reasonable and prudent institutional managers of national standing managing assets of the nature and character of the Collateral. In the event of a conflict between the terms of the Indenture and this Agreement with respect to the express duties of the Investment Manager set forth in the Indenture, the Indenture shall govern. The Investment Manager shall not be bound to follow any amendment, modification, supplement or waiver (including any supplemental indenture) to the Indenture until it has received written notice of such amendment, modification, supplement or waiver (including any supplemental indenture) and a copy thereof from the Issuer or the Trustee; provided, however, that the Investment Manager shall not be bound by any amendment, modification, supplement or waiver (including any supplemental indenture) to the Indenture that affects the rights or obligations of the Investment Manager unless the Investment Manager shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Issuer agrees that it shall not enter into any amendment, modification, supplement or waiver (including any supplemental indenture) to the Indenture that affects the rights or obligations of the Investment Manager unless the Investment Manager has been given prior written notice of such amendment, modification, supplement or waiver (including any supplemental indenture) and has consented thereto.

(b) The Investment Manager shall (i) select all Collateral Obligations and Eligible Investments which shall be acquired by the Issuer and Granted to the Trustee pursuant to the Indenture, and (ii) facilitate the acquisition and settlement of Collateral Obligations by the Issuer. The Investment Manager shall select all Collateral which shall be acquired by the Issuer pursuant to the Indenture in accordance with the investment criteria set forth therein, and shall take into consideration, among other things, the payment obligations of the Issuer under the Indenture on each Payment Date in so doing, and shall perform all of its obligations hereunder with the intent that expected distributions on the Collateral Obligations, Eligible Investments and other Collateral will permit the Issuer to timely perform its payment obligations. The Investment

Manager does not guarantee that sufficient funds will be available on each Payment Date to satisfy any such payment obligations. In addition, nothing in this Section 2(b) shall relieve the Issuer, the Co-Issuer, the Trustee or the Subordinated Note Paying Agent of their responsibilities under the Indenture, the Subordinated Note Paying Agency Agreement, the Rated Notes or the Subordinated Notes in such regard or otherwise alter or reallocate their responsibilities under the Indenture, the Subordinated Note Paying Agency Agreement, the Rated Notes or the Subordinated Notes in such regard.

(c) The Investment Manager shall monitor the Collateral Obligations and Eligible Investments on behalf of the Issuer and, on an ongoing basis (and in conjunction with the Collateral Administrator), shall provide to the Issuer (or assist the Issuer in providing) or to the Trustee, on behalf of the Issuer, all reports, schedules and other data the Issuer is required to prepare and deliver under the Indenture (other than those reports, schedules, and other data that the Collateral Administrator is required to prepare and/or deliver, pursuant to the Indenture or the Collateral Administration Agreement), in substantially the forms and containing the information required thereby, and in reasonable time for the Issuer to review such required reports, schedules and other data and to deliver them to the party or parties entitled to receive them under the Indenture. The obligation of the Investment Manager to furnish the Issuer or the Trustee, as applicable, with such reports, schedules and other data in accordance with the Indenture is subject to the Investment Manager’s timely receipt of accurate and appropriate information from the appropriate Person (other than the Investment Manager) in possession of or responsible for preparation of such reports, schedules and other data (including, without limitation, the Rating Agencies, the Trustee and the Collateral Administrator). To the extent that such information is not timely received by the Investment Manager, the Investment Manager shall promptly request such information and shall use commercially reasonable efforts to obtain such information from such Persons. In addition, the Investment Manager shall reasonably cooperate with the Collateral Administrator (to the extent reasonably requested by the Collateral Administrator) in connection with the performance by the Collateral Administrator of its obligations under the Collateral Administration Agreement. The Investment Manager shall, on behalf of the Issuer and from sources of information normally available to it, use its commercially reasonable efforts to obtain information concerning and to determine whether, a Collateral Obligation has become a Defaulted Obligation, a Credit Risk Obligation, a Credit Improved Obligation, an Equity Security, a CCC/Caa Collateral Obligation, a Discount Obligation, a Swapped Non-Discount Obligation, a Current Pay Obligation, a DIP Collateral Obligation, a Deferring Security or a Collateral Obligation to which a Tax Event has occurred.

(d) The Investment Manager may, subject to and in accordance with the Indenture and this Agreement, take on behalf of the Issuer or direct the Trustee to take the following actions with respect to a Collateral Obligation, an Equity Security, an Eligible Investment, or any other Collateral:

(i) identify Collateral Obligations and Eligible Investments or other Collateral to be purchased by the Issuer and select the dates for such purchases, and purchase or direct the purchase of (or entry into, if applicable) such Collateral Obligations, Eligible Investments or other Collateral on behalf of the Issuer; and

(ii) retain such Collateral Obligation, Eligible Investment, Equity Security or other Collateral; and

(iii) sell, terminate or otherwise dispose of such Collateral Obligation, Equity Security, Eligible Investment or other Collateral; and

(iv) if applicable, tender such Collateral Obligation, Equity Security, Eligible Investment or other Collateral pursuant to an Offer; and

(v) if applicable, consent to any proposed amendment, restatement, modification or waiver; and

(vi) retain or dispose of any securities or other property (if other than cash) received with respect to such Collateral Obligation, Equity Security, Eligible Investment or other Collateral; and

(vii) waive or elect not to exercise remedies in respect of any default with respect to a Collateral Obligation or other Collateral; and

(viii) vote to accelerate (or rescind the acceleration of) the maturity of a Defaulted Obligation; and

(ix) take appropriate action with respect to Collateral that do not constitute Collateral Obligations, Eligible Investments or Equity Securities; and

(x) negotiate, execute and deliver all necessary or appropriate agreements, documents and instruments on behalf of the Issuer; and

(xi) waive, modify, amend or terminate agreements, documents and instruments on behalf of the Issuer; and

(xii) advise and assist the Issuer, with respect to the valuation of the Collateral Obligations in accordance with the Transaction Documents; and

(xiii) retain legal counsel and other professionals (such as financial advisers) to assist in the negotiation, documentation and restructuring of Collateral Obligations; and

(xiv) exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture and with the standard of care set forth herein.

(e) Subject to the satisfaction of the requirements of this Agreement and the Indenture, upon the disposition of any Collateral Obligation, Equity Security or Eligible Investment (or any security or property received in exchange therefor), and upon receipt of Scheduled Distributions, the Investment Manager shall direct the Trustee to apply such Scheduled Distributions or the proceeds of such disposition in accordance with the Indenture to the purchase of substitute Collateral Obligations or Eligible Investments, as applicable, or as otherwise required or permitted by the Indenture.

(f) In providing services hereunder, the Investment Manager may, without the prior consent of any Person, employ third parties (including, without limitation, the Investment Manager’s Affiliates) to render advice (including investment advice) and assistance and to exercise any power or authority granted to the Investment Manager hereunder or under the Indenture; provided that the Investment Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties except as expressly provided herein (including Section 15 hereof), and any fees and expenses of such third parties shall be payable in accordance with Section 8(b) hereof.

(g) In performing its duties hereunder and in connection with any transactions involving the Collateral Obligations, the Investment Manager shall carry out any written directions of the Issuer and reasonably cooperate with the Issuer for the purpose of the Issuer’s compliance with the Indenture, so long as such direction or other action is not inconsistent with the Investment Manager’s duties hereunder.

(h) The Investment Manager shall reasonably assist and cooperate with the Trustee (as reasonably requested by the Trustee) in effecting and continuing the perfection of the security interest granted in the Granting Clauses of the Indenture by the Issuer to the Trustee in any or all Collateral, and shall, as and when required in Section 12.3(b) of the Indenture, use commercially reasonable efforts to take or cause the taking of any and all other actions necessary (for which determination the Investment Manager may rely conclusively on an Opinion of Counsel) to create in favor of the Trustee a valid, perfected, first-priority security interest in any of the Collateral to the extent the method of perfection is not specified in the definition of “Deliver.”

(i) The Investment Manager shall consult with each Rating Agency which is rating any of the Rated Notes at such times as may be reasonably requested by any such Rating Agency and provide each Rating Agency with any information reasonably requested and reasonably available to the Investment Manager in connection with such Rating Agency’s maintenance of its rating of such Rated Notes and its assigning credit indicators to prospective Collateral Obligations, if applicable.

(j) The Investment Manager shall use commercially reasonable efforts to cause the Issuer to retain a firm or firms of independent certified public accountants of recognized national reputation (“Accountants”). The Investment Manager shall instruct such Accountants to, at the Issuer’s expense (i) prepare and distribute information as described in Section 7.1(c) of the Subordinated Note Paying Agency Agreement, (ii) prepare on a timely basis any U.S. federal, state, local or foreign income tax or information returns (“Tax Returns”) required to be filed by the Issuer or the Co-Issuer, (iii) if required to prevent the withholding and imposition of United States income tax, deliver or cause to be delivered on behalf of the Issuer (initially and every 3 years thereafter), to each applicable issuer or obligor of or counterparty with respect to an item included in the Collateral, an executed United States Internal Revenue Service Form W-8IMY or any successor form before any payments are made by such issuer or obligor or counterparty to or on behalf of the Issuer and (iv) make commercially reasonable efforts to cause to be executed by the Issuer and timely filed any Tax Returns that were prepared under clause (ii) above. Notwithstanding the foregoing, the Investment Manager shall in no event be liable for the failure of the Accountants to perform any of the actions described in clauses (i) through (iv) above, and the Investment Manager shall have no liability for any failure by it, after commercially reasonable efforts, to identify a firm of independent certified public accountants that will perform the actions described in the clauses (i) through (iv) above.

In furtherance of the foregoing, the Issuer hereby appoints the Investment Manager and the External Investment Adviser and each successor Investment Manager duly appointed pursuant to Section 12(e) hereof as the Issuer’s true and lawful agent and attorney-in-fact, with full power of substitution and full authority in the Issuer’s name, place and stead and without any necessary further approval of the Issuer, in connection with the performance of the Investment Manager’s duties provided for in this Agreement, including the following powers (subject in all cases to the limitations set forth in the Indenture): (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager and the External Investment Adviser reasonably deem necessary or appropriate in connection with the Investment Manager’s investment management duties under this Agreement and (b) to (i) vote in the Investment Manager’s discretion any securities, instruments or obligations included in the Collateral, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations, (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations and (v) take any other action specified in this Section 2 or otherwise incidental to or in furtherance of the performance of the Investment Manager’s obligations hereunder. The foregoing power of attorney is a continuing power, is irrevocable and is coupled with an interest; provided that, this grant of power of attorney will expire, and the Investment Manager and the External Investment Adviser shall cease to have any power to act as the Issuer’s attorney-in-fact, upon (x) termination of this Agreement in accordance with its terms, (y) as to a removed or resigning Investment Manager, the effectiveness of such removal or resignation or (z) as to the assigning Investment Manager, any assignment in whole by the Investment Manager of its obligations under this Agreement in accordance with Section 15 hereof; provided further, that any such expiration shall not affect any transaction initiated prior to such expiration. Nevertheless, if so requested by the Investment Manager, the External Investment Adviser or a purchaser of a Collateral Obligation, Equity Security or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Investment Manager or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

3. Brokerage.

(a) The Issuer hereby acknowledges that the Investment Manager shall be authorized to select the brokers and dealers through which transactions for the purchase and sale of Collateral Obligations will be effected and that the Issuer shall be responsible for brokerage commissions with respect to such transactions.

(b) The Investment Manager shall use its commercially reasonable efforts to obtain the best executions for all orders placed with respect to the Collateral Obligations, considering all reasonable circumstances, including, if applicable, the conditions or terms of early redemption of the Rated Notes, it being understood that the Investment Manager does not guarantee the success of such efforts. Subject to the first sentence of this Section 3(b), the Investment Manager may take into consideration all factors the Investment Manager reasonably determines to be relevant, including, without limitation, timing, general relevant trends and research and other brokerage services and support equipment and services related thereto furnished to the Investment Manager or its Affiliates by brokers and dealers. Such services may be used in connection with the other advisory activities or investment operations of the Investment Manager and/or its respective Affiliates. In addition, subject to the objective of obtaining best execution, the Investment Manager may take into account available prices, rates of brokerage commissions and size and difficulty of the order, the nature of the market for such security, the time constraints of the transaction, in addition to other relevant factors (such as, without limitation, execution capabilities, reliability (based on total trading rather than individual trading), integrity, financial condition in general, execution and operational capabilities of competing brokers and/or dealers), without having to demonstrate that such factors are of a direct benefit to the Issuer in any specific transaction. The Issuer acknowledges that the determination by the Investment Manager of any benefit to the Issuer is subjective and represents the Investment Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions and beneficial timing of transactions or a combination of these and other factors.

(c) The Investment Manager may aggregate sales and purchase orders of securities placed with respect to the Collateral with similar orders being made simultaneously for other accounts managed by the Investment Manager or with accounts of the Affiliates of the Investment Manager, if in the Investment Manager’s sole judgment such aggregation would result in an overall economic benefit to the Issuer, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission and other expenses. In the event that a sale or purchase of a Collateral Obligation, occurs as part of any aggregate sales or purchase orders, the objective of the Investment Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the relevant accounts in a manner reasonably believed by the Investment Manager to be equitable over time for all accounts involved, taking into consideration, among other relevant factors, the differing investment objectives of the Issuer and the Investment Manager’s (or its Affiliates’) other clients, the amount of capital available, eligibility criteria set forth in the Indenture and in any governing documents relating to the Investment Manager’s (or its Affiliates’) other clients, the maturity of the account and the exposure to similar or offsetting positions. The Issuer acknowledges that circumstances may arise in which such an allocation could have adverse effects upon the Issuer or the other clients of the Investment Manager or its Affiliates with respect to the price or size of positions obtainable or saleable.

(d) All purchases and sales of Collateral Obligations and Eligible Investments, and all sales of Equity Securities, by the Investment Manager on behalf of the Issuer shall be conducted in compliance with all applicable laws (including, without limitation, the Advisers Act) and the terms of the Indenture. Subject to the objective of obtaining best execution, the Investment Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Investment Manager or its Affiliates by brokers and dealers which are not Affiliates of the Investment Manager in compliance with Section 28(e) of the United States Securities Exchange Act of 1934. Such services may be furnished to the Investment Manager or its Affiliates in connection with its other advisory activities or investment operations. The Investment Manager shall cause any purchase or sale of any Collateral Obligation or Eligible Investment to be conducted on terms that reflect an arm’s-length transaction.

4. Additional Activities of the Investment Manager.

Nothing herein shall prevent the Investment Manager or any of its Affiliates, members, principals, partners, directors, officers, employees or agents from engaging in other businesses, or from rendering services of any kind (including investment management and advisory services) to the Issuer and its Affiliates, the Trustee, the Subordinated Note Paying Agent, the Noteholders or any other Person. Without limiting the generality of the foregoing, the Investment Manager, its Affiliates and the members, principals, partners, directors, officers, employees and agents of the Investment Manager and its Affiliates may:

(a) serve as directors (whether supervisory or managing), officers, employees, agents, nominees or signatories for the Issuer, its Affiliates or any obligor or issuer of any Collateral Obligation, Equity Security or other obligation included in the Collateral, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer or obligor of any obligations included in the Collateral, pursuant to their respective Governing Instruments; provided that in the reasonable business judgment of the Investment Manager (exercised in good faith), such activity will not have a material adverse effect on the enforceability of the Collateral;

(b) receive fees for services of any nature rendered to the issuer or obligor of any Collateral Obligation, Equity Security or other obligation included in the Collateral or any Affiliate of any such issuer or obligor or any direct or indirect Noteholder; provided that in the reasonable business judgment of the Investment Manager (exercised in good faith), such activity will not have a material adverse effect on the enforceability of the Collateral;

(c) be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates, and be paid therefor, in each case on terms that reflect an arm’s-length transaction;

(d) be a secured or unsecured creditor of, or hold an equity interest in, the Issuer, its Affiliates, the issuer or obligor (or any Affiliate of an issuer or obligor) of any Collateral Obligation, Equity Security or other obligation included in the Collateral;

(e) serve as a member of any “creditors’ board” or “creditors’ committee” with respect to any obligation included in the Collateral which has become, or, in the Investment Manager’s reasonable opinion, may become, a Defaulted Obligation; and

(f) purchase any security or obligation from, or sell any security or obligation to, the Issuer while acting in the capacity of principal or agent, in compliance with the provisions of Section 3 or 5 of this Agreement, as applicable, and Article 12 of the Indenture.

It is understood and agreed that the services of the Investment Manager to the Issuer are not to be deemed exclusive and the Investment Manager and any of its Affiliates may engage in any other business and furnish services of any kind (including investment management and advisory services) to others, including Persons which may have investment policies similar to or different from those followed by the Investment Manager on behalf of the Issuer with respect to the Collateral Obligations or the Eligible Investments and which may own securities or loans of the same or different class, or which are the same or different type, as the Collateral Obligations or the Eligible Investments or other debt or equity interests of the obligors of the Collateral Obligations or Eligible Investments. The Investment Manager and its Affiliates will be free, in their sole discretion, to make recommendations to others and to effect transactions on behalf of themselves or for others, which may be similar to or different from those made or effected with respect to the Collateral.

Nothing contained in this Agreement or the Indenture shall prevent the Investment Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or loans of the same kind or class, or securities or loans of a different kind or class of the same issuer or obligor, as those directed by the Investment Manager to be purchased or sold hereunder. It is understood and agreed that, to the extent permitted by applicable law, the Investment Manager, its Affiliates, and any member, principal, partner, manager, officer, director, stockholder, agent or employee of the Investment Manager or any such Affiliate or any member of their families or a Person advised by the Investment Manager may have an interest in a particular transaction or in securities or loans of the same kind or class, or securities or loans of a different kind or class issued by the same obligor, as those whose purchase or sale the Investment Manager may direct hereunder.

The Investment Manager shall not be obligated to exploit any particular investment opportunity that may arise with respect to the Collateral.

5. Conflicts of Interest.

The Investment Manager shall not knowingly direct the Trustee to purchase any security or loan to be included in the Collateral from the Investment Manager or any of its Affiliates as principal or to sell any security or loan to the Investment Manager or any of its Affiliates as principal unless (a) such purchase or sale is not in violation of the Advisers Act, (b) the Board of Directors shall have received from the Investment Manager such information relating to such acquisition or disposition as it shall reasonably require, (c) the Board of Directors shall have approved such purchase or sale and (d) such purchase or sale is effected in a transaction that would be representative of a transaction entered into on terms that reflect an arm’s-length basis. The Investment Manager shall not knowingly direct the Trustee to purchase any security or loan for inclusion in the Collateral from any account or portfolio for which the Investment Manager or any of its Affiliates serve as investment adviser, or direct the Trustee to sell any security or loan to any account or portfolio for which the Investment Manager or any of its Affiliates serve as investment adviser unless (a) such purchase or sale is not in violation of the Advisers Act and (b) such purchase or sale is effected in a transaction that would be representative of a transaction entered into on an arm’s-length basis. For the avoidance of doubt, for purposes of this paragraph, no Person shall be or become an Affiliate of the Investment Manager by reason of the Investment Manager or an Affiliate of the Investment Manager acting as an investment adviser, asset manager or collateral manager (or acting in a similar capacity, however denominated) with respect to such Person.

Notwithstanding the foregoing, the Issuer hereby authorizes the Investment Manager to cause the purchase (subject to the applicable provisions of the Indenture and this Agreement) of Eligible Investments and Collateral Obligations that are securities of or owned by investment companies registered under the Investment Company Act for which the Investment Manager or an Affiliate acts as investment adviser or distributor; provided, however, that (a) all such transactions comply with the Investment Company Act, (b) all such transactions comply with the Investment Manager’s then existing practices and procedures and (c) the Issuer may at any time, by written notice to the Investment Manager, revoke the authorization provided by this sentence.

Unless the Investment Manager determines in its reasonable business judgment (exercised in good faith), that such purchase or sale is appropriate, the Investment Manager may refrain from directing the Trustee to purchase or sell securities issued by (i) Persons of which the Investment Manager, any of its Affiliates or any of their respective members, managers, officers, directors or employees are directors or officers; (ii) Persons of which the Investment Manager or any of its Affiliates act as financial adviser or underwriter; or (iii) Persons about which the Investment Manager or any of its Affiliates have information which the Investment Manager deems confidential or non-public or otherwise might prohibit it from advising as to the trading of such securities in accordance with applicable law.

Although the officers and employees of the Investment Manager and the External Investment Adviser will devote as much time to the Issuer as the Investment Manager and the External Investment Adviser deem appropriate, such officers and employees may have conflicts in allocating their time and services among the Issuer and the Investment Manager’s, the External Investment Adviser’s and any of their respective Affiliates’ other accounts. The Investment Manager, the External Investment Adviser and any of their respective Affiliates, in connection with their other business activities, may acquire material non-public confidential information that may restrict the Investment Manager or the External Investment Adviser from purchasing securities or selling securities for itself or its clients (including the Issuer) or otherwise using such information for the benefit of its clients or itself.

Various potential and actual conflicts of interest may arise from the overall investment activity of the Investment Manager, the External Investment Adviser and any of their respective Affiliates. The Investment Manager, the External Investment Adviser and any of their respective Affiliates and their respective clients may invest for their own accounts in securities or obligations that would be appropriate as items of Collateral Obligations. Such investments may be different from those made on behalf of the Issuer. The Investment Manager, the External Investment Adviser and any of their respective Affiliates and their respective clients may have ongoing relationships with companies whose securities or obligations are pledged as Collateral and may own securities and obligations issued by, or loans to, issuers or obligors of Collateral Obligations or Equity Securities. The Investment Manager, the External Investment Adviser and any of their respective Affiliates and their respective clients may invest in securities or loans that are senior to, or have interests different from or adverse to, the securities that are pledged as

Collateral. The Investment Manager and the External Investment Adviser may serve as investment adviser for, invest in, or be Affiliated with, other entities organized to issue collateralized debt obligations secured by debt obligations that are similar to the Collateral Obligations, and with the same or similar objectives as the Issuer. The Investment Manager or the External Investment Adviser will at certain times (i) be simultaneously seeking to purchase or sell investments for the Issuer and any similar entity for which it serves as investment adviser in the future, or for its clients or Affiliates and/or (ii) be shorting certain securities that will be the same as the securities included in the Collateral Obligations. The recommendations made to others by the Investment Manager and the External Investment Adviser and transactions effected by the Investment Manager and the External Investment Adviser on behalf of themselves or others may be the same or different from those made or effected to or on behalf of the Issuer.

The Issuer acknowledges (i) that the Investment Manager will on the Closing Date hold 100% of the Subordinated Notes, (ii) that funds advised by the Investment Manager or the External Investment Adviser may sell Collateral Obligations to the Issuer on or prior (or subsequent to) to the Closing Date and (iii) that the Investment Manager, the External Investment Adviser, their respective Affiliates or clients and certain other investors identified by the Investment Manager or the External Investment Adviser may at times own Notes of one or more Classes. In certain circumstances, the interests of the Issuer and/or the Noteholders under the Indenture with respect to matters as to which the Investment Manager or the External Investment Adviser is advising the Issuer may conflict with the interests of the Investment Manager or the External Investment Adviser including, without limitation, in the Investment Manager’s, the External Investment Adviser’s or their respective Affiliates’ capacity as a Holder, directly or indirectly, of the Subordinated Notes or the Rated Notes, as applicable.

The Issuer hereby consents to the various potential and actual conflicts of interests that may exist with respect to the Investment Manager or the External Investment Adviser as described above; provided, however, that nothing contained in this Section 5 shall be construed as altering or limiting the duties of the Investment Manager or the External Investment Adviser set forth in this Agreement or in the Indenture nor the requirement of any law, rule or regulation applicable to the Investment Manager or the External Investment Adviser.

6. Records; Requests for Information; Confidentiality.

The Investment Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by authorized representatives of the Issuer, the Trustee, the Subordinated Note Paying Agent and the Independent accountants appointed by the Issuer pursuant to the Indenture at a mutually agreed-upon time during normal business hours and upon not less than three Business Days’ prior notice; provided that the Investment Manager shall not be obligated to provide access to any non-public information if the Investment Manager in good faith determines that the disclosure of such information would violate any applicable law, regulation or contractual arrangement. The Investment Manager shall keep confidential all information obtained in connection with the services rendered hereunder (including any Standard & Poor’s confidential private credit assessments) and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer (which consent shall not be unreasonably withheld), (ii) such information as the Rating Agencies shall reasonably request in connection with their rating or evaluation of the Rated Notes, the

Subordinated Notes and/or the Investment Manager, as applicable, (iii) as required by law, regulation, court order or the rules, regulations or request of any regulatory or self-regulating organization, body or official (including any securities exchange on which the Notes may be listed from time to time) having jurisdiction over the Investment Manager or as otherwise required by law or judicial process or as required by an Underlying Instrument, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) to its members, principals, partners, officers, directors, agents and employees, and to its attorneys, accountants and other professional advisers in conjunction with the transactions described herein, (vi) such information as may be necessary or desirable in order for the Investment Manager to prepare, publish and distribute to any Person any information relating to the investment performance of any Collateral Obligation, (vii) in connection with the enforcement of the Investment Manager’s rights hereunder or in any dispute or proceeding related hereto, (viii) to the Trustee, the Collateral Administrator or the Subordinated Note Paying Agent, (ix) to Noteholders and potential purchasers of and (with respect to Notes in book-entry form) owners of beneficial interests in any of the Notes, (x) such information that was or is obtained by the Investment Manager on a non-confidential basis, (xi) in connection with establishing trading or investment accounts or otherwise in connection with effecting transactions on behalf of the Issuer and (xii) subject to applicable law and to the extent not inconsistent with securities law restrictions with respect to the Notes, any information relating to the investment performance of the Collateral. For purposes of this Section 6, the Trustee, the Collateral Administrator, the Custodian, the Placement Agent and the Holders of and (with respect to Notes in book-entry form) owners of beneficial interests in the Notes shall not be considered “non-affiliated third parties.” Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated hereby and by the Transaction Documents and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

7. Certain Obligations of Investment Manager.

(a) Subject to the limitations set forth in Section 10 hereof, the Investment Manager shall use commercially reasonable efforts not to take any action which would (a) materially adversely affect the status of the Issuer or Co-Issuer for purposes of Cayman Islands law, United States Federal or state law or any other law known to the Investment Manager’s to be applicable to the Issuer or Co-Issuer, (b) not be permitted by the Issuer’s or the Co-Issuer’s Governing Instruments, (c) cause the Issuer or the Co-Issuer to violate any law rule or regulation of any government body or agency having jurisdiction over the Issuer or the Co-Issuer including Cayman Islands, United States federal, state or other applicable securities law known to the Investment Manager to be applicable to the Issuer or the Co-Issuer, the violation (individually or in the aggregate with any other such violation) of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the Collateral, (d) require registration of the Issuer, the Co-Issuer or the pool of Collateral as an “investment company”

under the Investment Company Act, (e) cause the Issuer or the Co-Issuer to violate the terms of the Indenture or any other agreement or representation of the Issuer or the Co-Issuer contemplated by the Indenture, in each case, in any material respect or (f) adversely affect the interests of the Holders of the Notes in any material respect (other than the effect of such actions expressly permitted hereunder or under the Indenture, including through a supplemental indenture entered into in accordance with Article 8 of the Indenture), it being understood that in connection with this sentence, subject to the Investment Manager satisfying the standard of care set forth in Section 2(a), the Investment Manager will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or other conduct of its business generally.

(b) If the Investment Manager is requested to take any action described in clause (a), above, by the Issuer, the Investment Manager shall promptly notify the Issuer, the Trustee and the Subordinated Note Paying Agent of the Investment Manager’s reasonable business judgment (exercised in good faith), that such action would have one or more of the consequences set forth above and the Investment Manager need not take such action unless the Issuer again requests the Investment Manager to do so and at least 66 2/3% of the Aggregate Outstanding Amount of the Controlling Class has consented thereto in writing. Notwithstanding any such request, the Investment Manager need not take such action unless (i) arrangements satisfactory to it are made to insure or indemnify the Investment Manager, the External Investment Adviser and their respective Affiliates and each of their respective directors, officers, stockholders, partners, agents, members and employees from any liability they may incur as a result of such action and (ii) if the Investment Manager so requests in respect of a question of law, the Issuer, at its expense, delivers to the Investment Manager a favorable opinion of counsel as to such question of law. Notwithstanding anything to the contrary contained in this Agreement, the Investment Manager shall not be required to take any action if the Investment Manager reasonably believes that the taking of such action will or may violate any applicable law, rule or regulation, and shall not take any discretionary action that it reasonably believes would cause an Event of Default under the Indenture. The Investment Manager and the Investment Manager Affiliates shall not be liable to the Co-Issuers, the Trustee, the Noteholders or any other Person with respect to the foregoing except as provided in Section 10.

(c) The Investment Manager and the External Investment Adviser shall be entitled to treat any notice or other communication that on its face comes from the Issuer or the Board of Directors as having been sent by the Issuer or the Board of Directors, as applicable, unless it has actual knowledge that the Issuer or the Board of Directors has not sent such notice or other communication. The Investment Manager shall not have any liability for any action taken by the Investment Manager or the External Investment Adviser in good faith reliance on information that had been provided by the Issuer, the Co-Issuer, the Trustee or the Collateral Administrator.

8. Compensation.

(a) The Issuer shall pay to the Investment Manager, for services rendered and performance of its obligations under this Agreement on and after the Closing Date (i) the Base Management Fee, (ii) the Subordinated Management Fee and (iii) the Incentive Management Fee (together with the Base Management Fee and the Subordinated Management Fee, the

“Investment Management Fees”). The Investment Management Fees shall be payable in arrears to the Investment Manager on each Payment Date in accordance with the Priority of Payments. If on any Payment Date there are insufficient funds to pay the Base Management Fee, the Subordinated Management Fee and/or the Incentive Management Fee then due in full, the amount not so paid shall be deferred and shall be payable (without interest thereon) on such subsequent Payment Date on which any funds are available therefor, subject to and in accordance with the Priority of Payments.

(b) The parties hereto acknowledge and agree that a portion of the gross proceeds received from the issuance and sale of the Rated Notes will be used to pay or reimburse the organizational, placement, structuring and other fees and expenses of the Co-Issuers on the Closing Date or otherwise in connection with the organization of the Issuer and the Co-Issuer, the issuance and sale of the Rated Notes and the execution and delivery of this Agreement and the other agreements and documents relating to the issuance and sale of the Rated Notes, including the legal fees and expenses of counsel to the Investment Manager. The Investment Manager shall be responsible for its rent, office expenses, employee salaries and all other ordinary expenses incurred in the performance of its obligations under this Agreement (but not any expenses otherwise payable by the Issuer or the Co-Issuer under the Indenture or the Subordinated Note Paying Agency Agreement); provided, that (i) the fees and expenses of employing outside lawyers and consultants in connection with the purchase, sale and management of Collateral Obligations, Equity Securities, Eligible Investments or any other Collateral and the possible amendment, default, bankruptcy or restructuring of any Collateral Obligation, Equity Security or any other Collateral, (ii) all amounts payable under the Collateral Administration Agreement, (iii) the fees and expenses of employing outside lawyers or accountants to assist the Investment Manager in interpreting and fulfilling its obligations and duties under this Agreement and the Indenture, (iv) reasonable travel expenses in connection with the Investment Manager’s performance of its duties hereunder, (v) the cost of any fees related to the administration and monitoring of the Notes, the Collateral Obligations and any securities to be purchased for inclusion as Collateral, including, without limitation, the cost of any research software or credit databases used by the Investment Manager in connection with its management of the Collateral Obligations, (vi) the fees and expenses payable by the Issuer in accordance with the Indenture, including any fees, expenses or other amounts payable to the Rating Agencies, the Collateral Administrator, the Trustee, the Administrator, any Paying Agent, the Independent accountants appointed under the Indenture or any other accountants, (vii) the reasonable expenses of exercising observation rights (including through a representative) pursuant to Section 17 hereof, and (viii) premiums for insurance protecting the Investment Manager and each Investment Manager Affiliate from liability with respect to third persons in connection with the affairs of the Issuer, in each case, shall constitute Administrative Expenses and be reimbursed by the Issuer in accordance with the Indenture and shall be payable in accordance with the Priority of Payments. Except as provided in the immediately preceding sentence, the Investment Manager shall be responsible for the payment of all fees and expenses incurred by any third parties employed by the Investment Manager to render investment advice or any other services to the Issuer agreed by the Investment Manager to be rendered by the Investment Manager hereunder.

(c) If this Agreement is terminated pursuant to Section 12, Section 13 or otherwise, the Investment Management Fees calculated as provided in the Indenture shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the date of such termination in accordance with the Priority of Payments set forth in the Indenture and, to the extent not paid in full on such Payment Date, on each Payment Date thereafter subject to the Priority of Payments until paid in full.

9. Benefit of the Agreement and Assignment of the Agreement.

The Investment Manager shall perform its duties hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. Subject to Section 15.1 of the Indenture, the Investment Manager agrees that such duties shall be enforceable by (i) the Issuer, (ii) the Trustee, on behalf of the Noteholders, (iii) the Subordinated Note Paying Agent, on behalf of the Holders of the Subordinated Notes, and (iv) the requisite percentage of Holders of the Notes, on behalf of themselves, as provided in the Indenture and the Subordinated Note Paying Agency Agreement, in each case, as and to the extent provided in the Indenture or the Subordinated Note Paying Agency Agreement.

10. Limits of Investment Manager Responsibility.

(a) Notwithstanding anything set forth in the Indenture or the Collateral Administration Agreement to the contrary, the Investment Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it pursuant to the terms of this Agreement in good faith in accordance with the standard of care provided in Section 2(a) and subject to the standard of conduct described in the next succeeding sentence, shall not be liable for any action or inaction of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Investment Manager or for any action or inaction of the Collateral Administrator. Notwithstanding anything to the contrary herein, in the Indenture or in any other Transactional Document, the Investment Manager, its Affiliates and their respective members, principals, partners, managers, directors, officers, stockholders, employees and agents (collectively, the “Investment Manager Affiliates”) shall not be liable to the Co-Issuers, the Trustee, the Collateral Administrator, the Subordinated Note Paying Agent, the Noteholders or any other Person for any expenses, losses, damages, demands, charges, judgments, assessments, costs or other liabilities or claims of any nature whatsoever (including reasonable attorneys’ and accountants’ fees and expenses) (collectively, “Liabilities”) incurred by the Co-Issuers, the Trustee, the Subordinated Note Paying Agent, the Noteholders or any other Person that arise out of or in connection with the performance by the Investment Manager of its duties under this Agreement, the Collateral Administration Agreement or the Indenture or for any acts or omissions by the Investment Manager or any other Investment Manager Affiliate under or in connection with this Agreement or the terms of the Indenture or any other Transactional Document applicable to it, except (i) by reason of acts or omissions of the Investment Manager constituting criminal conduct, fraud, bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Investment Manager hereunder or under the terms of the Indenture applicable to the Investment Manager or (ii) with respect to the information concerning the Investment Manager set forth under the heading “Investment Manager” in the Offering Memorandum for the Rated Notes dated October [15], 2013 (the “Offering Memorandum”), such information containing any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The occurrences of the events described in clauses (i) and (ii) above are collectively referred to for purposes of this Section 10 as “Investment Manager Breaches.” Notwithstanding the foregoing, in no event shall the Investment Manager or any other Investment Manager Affiliate be liable for consequential, special, exemplary or punitive damages. For the avoidance of doubt, the Investment Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the trade process (including, but not limited to, a buy order being entered instead of a sell order, or the wrong security being purchased or sold, or a security being purchased or sold in an amount or at a price other than the correct amount or price), except to the extent that any such errors are due to an Investment Manager Breach. Any stated limitations on liability shall not relieve the Investment Manager from any responsibility it has under any state or federal statutes.

(b) The Issuer shall indemnify and hold harmless the Investment Manager, the External Investment Adviser and every other Investment Manager Affiliate from and against any Liabilities, and will reimburse the Investment Manager, the External Investment Adviser or any other Investment Manager Affiliate for all reasonable fees and expenses (including reasonable fees and expenses of counsel) as such fees and expenses are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, caused by, or arising out of or in connection with, (i) the issuance of the Rated Notes or the transactions contemplated by the Offering Memorandum, the Indenture, this Agreement or the other Transaction Documents, and/or (ii) any action taken by, or any failure to act by, the Investment Manager, the External Investment Adviser or any other Investment Manager Affiliates, and in either case to the extent not constituting an Investment Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 shall be limited recourse in accordance with Section 23 hereof and payable as an Administrative Expense out of the Collateral in accordance with the Priority of Payments set forth in the Indenture. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

(c) The Investment Manager shall not be obligated to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under this Agreement or that, in its sole opinion, may involve it in any expense or liability. In the exercise of its discretion, however, the Investment Manager may undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to this Agreement or the interest of the Issuer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom (other than liabilities to the extent arising from an Investment Manager Breach), shall be borne by the Issuer, and the Investment Manager shall be entitled to receive reimbursement thereof from the Issuer in accordance with the Priority of Payments set forth in the Indenture.

(d) The Investment Manager shall indemnify and hold harmless the Issuer in respect of any Liabilities and will reimburse the Issuer for all reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, in each case, to the extent and only to the extent that such Liabilities, fees, expenses and other amounts result from an Investment Manager Breach. Any Liabilities, fees, expenses and other amounts to be paid by the Investment Manager in respect of its indemnification of the Issuer under this Section 10(e) will be payable only upon and to the extent that a court of competent jurisdiction has found in a judgment which has become final (whether or not subject to appeal) that such Liabilities, fees, expenses and other amounts resulted from an Investment Manager Breach.

11. No Partnership or Joint Venture.

The Issuer and the Investment Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Investment Manager’s relation to the Issuer shall be, for all purposes herein, deemed to be that of an independent contractor and the Investment Manager shall, unless otherwise expressly provided herein or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

12. Term; Termination.

(a) This Agreement shall become effective as of the Closing Date and shall continue in force until the first of the following occurs: (i) the payment in full of the Rated Notes, the termination of the Indenture in accordance with its terms and the payment in full of the Subordinated Notes; (ii) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation to the Noteholders; or (iii) the termination of this Agreement in accordance with this Section 12 or Section 13.

(b) Notwithstanding any other provisions hereof to the contrary, the Investment Manager may resign upon 90 days’ prior written notice to the Issuer, the Rating Agencies and the Trustee (or such shorter notice as is acceptable to the Issuer); provided, however, that such resignation shall not be effective until the date as of which a successor Investment Manager has been appointed in accordance with Section 12(e) and has accepted the duties of the successor Investment Manager hereunder. The Issuer will use commercially reasonable efforts to appoint a successor Investment Manager to assume such duties and obligations.

(c) The Investment Manager may be removed without Cause upon 90 days’ (or such shorter notice as is acceptable to the Investment Manager) prior written notice to the Investment Manager (with a copy sent to S&P) by the Issuer with the consent of the Holders of at least 66 2/3% in Aggregate Outstanding Amount of each Class of Rated Notes (voting separately) and the consent of the Holders of at least 66 2/3% in Aggregate Outstanding Amount of the Subordinated Notes (excluding, in each case, any Investment Manager Securities); provided, however, that such termination or removal shall not be effective until the date as of which a successor Investment Manager has been appointed in accordance with Section 12(e) and has accepted the duties of the successor Investment Manager hereunder. In determining whether the requisite Noteholders have given any such direction, notice or consent, all Investment Manager Securities will be disregarded and deemed not to be Outstanding. The Issuer will use commercially reasonable efforts to appoint a successor Investment Manager to assume such duties and obligations.

(d) If this Agreement is terminated pursuant to this Section 12 or Section 13, such termination will be without any further liability or obligation of either party to the other, except as provided in Sections 8, 10, 14 and 23.

(e) Upon any removal or resignation of the Investment Manager (in each case, whether pursuant to this Section 12 or pursuant to Section 13) while any of the Rated Notes or Subordinated Notes are Outstanding, the Issuer at the direction of a Majority of the Subordinated Notes shall appoint as successor Investment Manager an institution which (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Investment Manager hereunder (or that has been approved by a Majority of the Controlling Class), (ii) is legally qualified and has the capacity to act as Investment Manager hereunder, as successor to the Investment Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Investment Manager hereunder and under the applicable terms of the Indenture, (iii) shall not cause the Issuer or the Co-Issuer or the pool of Collateral to become required to register under the provisions of the Investment Company Act and (iv) will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes. No termination or removal of the Investment Manager, whether pursuant to this Section 12 or pursuant to Section 13 hereof, shall be effective until a successor has been appointed and approved pursuant to this Agreement, subject to and in accordance with this Section 12(e), and has agreed in writing to assume all of the Investment Manager’s duties and obligations with respect to the period commencing with such appointment.

Any successor Investment Manager must be appointed by the Issuer at the direction of a Majority of the Subordinated Notes and not rejected by a Majority of the Controlling Class within 20 days of the issuance of notice of a vote regarding the successor Investment Manager to the Holders of the Notes; provided that such rejection shall not be unreasonable. For purposes of this paragraph, in determining whether the Holders of the requisite percentage of Aggregate Outstanding Amount of Rated Notes or Subordinated Notes have given such rejection, Investment Manager Securities shall not be disregarded and shall be deemed to be Outstanding. Such successor Investment Manager must be ready and able to assume the duties of the Investment Manager within 40 days after the date of such notice of resignation or removal of the Investment Manager.

In the event of a removal of the Investment Manager, if no successor Investment Manager shall have been appointed or an instrument of acceptance by a successor Investment Manager shall not have been delivered to the Investment Manager (a) within 20 days after approval of the successor Investment Manager by the Issuer, and the issuance of notice of a vote regarding the successor Investment Manager to the Holders of the Notes, or (b) within 90 days after the date of notice of removal of the Investment Manager, the removed Investment Manager, a Majority of the Controlling Class or a Majority of the Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Investment Manager without the approval of the Holders of the Notes.

In the event of a resignation by the Investment Manager, if no successor Investment Manager shall have been appointed or an instrument of acceptance by a successor Investment Manager shall not have been delivered to the Investment Manager within 120 days after the date of notice of resignation by the Investment Manager, the resigned Investment Manager, a Majority of the Controlling Class or a Majority of the Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Investment Manager without the approval of the Holders of the Notes.

In connection with such appointment and assumption and subject to the provisions of the Indenture, the Issuer may make such arrangements for the compensation of such successor as the Issuer and such successor Investment Manager shall agree; provided, however, that no compensation payable to such successor Investment Manager from payments on the Collateral shall be greater than that paid to the Investment Manager under this Agreement without the prior written consent of a Majority of the Aggregate Outstanding Amount of the Notes voting separately. The Issuer, the Trustee and the successor Investment Manager shall take such action (or cause the outgoing Investment Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Investment Manager, as shall be necessary to effectuate any such succession.

(a) Upon the later of (i) the expiration of the applicable notice period with respect to a termination specified in this Section 12 or Section 13, as applicable, and (ii) the acceptance, in writing, by a successor Investment Manager of such appointment, all authority and power of the Investment Manager under this Agreement and the Indenture, whether with respect to the Collateral Obligations or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Investment Manager.

13. Termination for Cause.

Subject to Section 12(e) of this Agreement, this Agreement may be terminated, and the Investment Manager may be removed, by the Issuer, at the direction of a Majority of all the Classes of Notes, voting collectively (excluding any Investment Manager Securities, which will be disregarded and deemed not to be Outstanding for such purpose), for Cause upon 10 Business Days’ prior written notice by the Issuer to the Investment Manager and upon written notice to the Holders of the Notes as set forth below. For purposes of determining “Cause” with respect to termination of this Agreement pursuant to this Section 13, such term shall mean any one of the following events:

(a) the Investment Manager willfully violates any material provision of this Agreement or the Indenture applicable to it;

(b) the Investment Manager breaches in any material respect any provision of this Agreement or any term of the Indenture applicable to it (other than the failure to satisfy any of the Collateral Quality Tests and the Coverage Tests) or any representation, certificate or other statement made or given in writing by the Investment Manager (or any of its directors or officers) pursuant to this Agreement or the Indenture shall prove to have been incorrect in any material respect when made or given, which breach or materially incorrect representation, certificate or statement (i) has a material adverse effect on any Class of Notes and (ii) if such breach or such materially incorrect representation, certificate or statement is capable of being cured, the Investment Manager fails (within 30 days of it becoming aware or receiving notice from the Trustee) to cure such breach, or to take such action so that the facts (after giving effect to such actions) conform in all material respects to such representation, certificate or statement;

(c) the Investment Manager is wound up or dissolved or there is appointed over it or all or substantially all of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Investment Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Investment Manager or all or substantially all of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Investment Manager and continue undismissed for 60 consecutive days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Investment Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 consecutive days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or substantially all of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 consecutive days;

(d) the occurrence of any Event of Default under the Indenture that primarily results from any breach by the Investment Manager of its duties under the Indenture or this Agreement, other than those set forth in Sections 5.1(d) or 5.1(e) of the Indenture; or

(e) the occurrence of an act by the Investment Manager that constitutes fraud or criminal activity in the performance of the Investment Manager’s obligations under this Agreement or the Indenture or the indictment of the Investment Manager or any of its Affiliates or any senior officer of the Investment Manager having direct responsibility over the Issuer’s investment activities for a criminal offense materially related to the provision of investment advisory services.

In addition to a removal for Cause, the Investment Manager may be removed upon written notice from the Issuer in the event that the Issuer determines in good faith that the appointment of the Investment Manager under this Agreement has caused or required the Issuer, the Co-Issuer or the pool of Collateral to become registered as an investment company under the Investment Company Act.

14. Action Upon Termination.

(a) From and after the effective date of termination of this Agreement, the Investment Manager shall not be entitled to compensation and reimbursement for further services hereunder, but shall be paid all compensation and reimbursement accrued to the effective date of termination, as provided in Section 8 and shall be entitled to receive any amounts owing under Sections 7, 8(b) and 10. Upon such termination, the Investment Manager shall as soon as practicable:

(i) deliver to the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Pledged Securities then in the custody of the Investment Manager (although the Investment Manager may keep copies of such documents for its records); and

(ii) deliver to the Trustee or the successor Investment Manager appointed pursuant to Section 12(e) its books and records with respect to the Collateral Obligations (although the Investment Manager may keep copies of such documents for its records).

Notwithstanding such termination, (i) the Investment Manager shall remain liable for (a) its acts or omissions hereunder described in Section 10 arising prior to termination (subject to the limitations in Section 10) and (b) any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Investment Manager in Section 16(b) or from any failure of the Investment Manager to comply with the provisions of this Section 14 and (ii) the Issuer shall remain liable for its obligations under Sections 7, 8 and 10.

(b) The Investment Manager agrees, that notwithstanding any termination, it shall (i) reasonably cooperate, at the expense of the Issuer, in any Proceeding arising in connection with this Agreement, the Indenture or any of the Collateral (excluding any such proceeding in which claims are or may be asserted against the Investment Manager or any Investment Manager Affiliate) relating to the period of time during which this Agreement was in effect with respect to the Investment Manager, so long as the Investment Manager, the External Investment Adviser and, as applicable, every other Investment Manager Affiliate, shall have been provided such indemnity, security or other provision as is satisfactory to the Investment Manager and the External Investment Adviser against all costs, expenses and liabilities that might be incurred in connection therewith and (ii) reasonably cooperate, at the expense of the Issuer (with respect to the Investment Manager’s out-of-pocket expenses only) with any duly approved and appointed successor Investment Manager hereunder in order to facilitate the succession by such successor Investment Manager.

15. Assignment.

(a) The rights and obligations of the Investment Manager under this Agreement shall not be assigned by the Investment Manager without (i) the prior written consent of the Issuer, (ii) the prior written consent of a Majority of each Class of Notes, voting separately (in each case, excluding Investment Manager Securities), and (iii) receiving Rating Agency Confirmation with respect to such assignment; provided, however, that the Investment Manager may assign its obligations under this Agreement to an Affiliate of the Investment Manager without obtaining the consents specified in the preceding clauses (i) and (ii), so long as such assignment does not constitute an “assignment” under the Advisers Act. Upon any such assignment, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Investment Manager. Upon the execution and delivery of such a counterpart by the assignee, the Investment Manager shall be released from further obligation pursuant to this Agreement, except with respect to its obligations arising under Section 7 of this Agreement prior to such assignment and except with respect to its obligations specified in Section 14 hereof as surviving such a termination. No assignment of obligations or duties by the Investment Manager, other than an assignment described in the first sentence of this Section 15, shall (1) relieve the Investment Manager from any liability under this Agreement or (2) cause any third party to be a third party beneficiary under this Agreement or any other document to which the Investment Manager is a party.

(b) This Agreement shall not be assigned by the Issuer without the prior written consent of the Investment Manager and the Trustee and prior written notice to S&P, except in the case of assignment by the Issuer (i) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound under this Agreement and by the terms of said assignment in the same manner as the Issuer is bound under the Indenture or (ii) to the Trustee as contemplated by the Indenture. In the event of any assignment by the Issuer, the Issuer shall use commercially reasonable efforts to cause its successor to execute and deliver to the Investment Manager such documents as the Investment Manager shall consider reasonably necessary to effect fully such assignment.

(c) Any corporation, partnership or limited liability company into which the Investment Manager may be merged or converted or with which it may be consolidated, or any corporation, partnership or limited liability company resulting from any merger, corporation, partnership or limited liability company succeeding to all or substantially all of the collateral management business of the Investment Manager, shall be the successor to the Investment Manager without any further action by the Investment Manager, the Issuer, the Trustee, the Noteholders or any other Person; provided that (i) to the extent legally required, the Issuer consents to such action and (ii) the resulting entity has the ability and capacity to perform professionally and competently duties similar to those imposed upon the Investment Manager hereunder.

16. Representations, Warranties and Covenants.

(a) The Issuer hereby represents and warrants to the Investment Manager as follows as of the date hereof:

(i) The Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands, has the full corporate power and authority to own its assets and the obligations proposed to be owned by it and included in the Collateral and to transact the business in which it is presently and proposed to be engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under the Transaction Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii) The Issuer has full corporate power and authority to execute, deliver and perform the Transaction Documents and all obligations required under the Transaction Documents and has taken all necessary action to authorize the Transaction Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of Transaction Documents and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with the Transaction Documents or the execution, delivery, performance, validity or enforceability of the Transaction Documents or the obligations imposed upon it hereunder or thereunder. Each Transactional Document to which the Issuer is a party has been executed and delivered by the Issuer (by its duly authorized director or attorney) and, following execution of all parties thereto, constitutes the valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement, the other Transaction Documents and the documents and instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or its ability to perform its obligations under the Transaction Documents, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv) The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the ability of the Issuer to perform its obligations under, or the validity and enforceability of, this Agreement or any other Transactional Document.

(v) The Offering Memorandum as of the date of the Offering Memorandum and as of the Closing Date does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made as to statements in or omissions from the section of the Offering Memorandum entitled “Investment Manager.”

(vi) The Issuer is not an “investment company” required to register under the Investment Company Act, and has not engaged in any transaction that would result in the violation of, or require the Issuer or the pool of Collateral to register as an investment company under, the Investment Company Act.

(vii) True and complete copies of the Transaction Documents and the Issuer’s Governing Instruments have been or, no later than the Closing Date, will be delivered to the Investment Manager. The Issuer agrees to deliver a true and complete copy of each and every amendment to any Transactional Document as promptly as practicable after its adoption or execution.

(b) The Investment Manager hereby represents, warrants and covenants to the Issuer as follows as of the date hereof:

(i) The Investment Manager is a non-diversified closed end investment company duly organized, validly existing and in good standing under the laws of Maryland and has full power and authority as a corporation to own its assets and to transact the business in which it is currently engaged and is duly qualified as a corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Investment Manager or on the ability of the Investment Manager to perform its obligations hereunder, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Investment Manager.

(ii) The Investment Manager is not registered as an investment adviser under the Advisers Act.

(iii) The Investment Manager has the necessary corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Investment Manager and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Investment Manager. No consent of any other person, including, without limitation, members or creditors of the Investment Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture applicable to the Investment Manager. Each Transactional Document to which the Investment Manager is a party has been executed and delivered by the Investment

Manager (by its duly authorized officer), and constitutes the valid and legally binding obligation of the Investment Manager enforceable against the Investment Manager in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Investment Manager and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iv) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Investment Manager and the documents and instruments required hereunder or under such terms of the Indenture and the other Transaction Documents to which it is a party will not violate any provision of any existing law or regulation binding on the Investment Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Investment Manager, or the Governing Instruments of, or any securities issued by, the Investment Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Investment Manager is a party or by which the Investment Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Investment Manager or any of its subsidiaries, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(v) The section entitled “Investment Manager” contained in the Offering Memorandum does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act (other than with respect to the anti-fraud rules under the Securities Act). Within such scope of disclosure, however, as of the date of such Offering Memorandum and as of the Closing Date, such section accurately restates the information provided by the Investment Manager and is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) To the Investment Manager’s best knowledge, no event constituting Cause hereunder has occurred and is continuing and no event that with the giving of notice or passage of time would become an event constituting Cause has occurred or is continuing and no such event would occur as a result of its entering into or performing its obligations under this Agreement.

(c) The Investment Manager makes no representation, express or implied, with respect to the Issuer or any portion of the Offering Memorandum other than as set forth in clause (b)(v) above.

(d) The Investment Manager and the Issuer agree that each shall take such actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

(e) The Investment Manager agrees that it shall promptly notify the Issuer, the Trustee and each Rating Agency if any Cause shall occur with respect to the Investment Manager.

(f) The Investment Manager shall promptly notify the Issuer, the Trustee and each Rating Agency if any representation, warranty or certification previously made by the Investment Manager is subsequently determined to have been incorrect or misleading in any material respect as of the date such representation, warranty or certification was made.

(g) Each of the Issuer and the Investment Manager shall, so long as either party has or may have any obligation under this Agreement:

(i) Use commercially reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement in order to perform its obligation hereunder and use all commercially reasonable efforts to obtain such consents that become necessary therefor in the future; and

(ii) comply with all applicable laws, regulations and orders in all material respects to which it may be subject if failure to do so would materially impair its ability to perform its obligations under this Agreement.

(h) The Investment Manager agrees that the Investment Manager (or its Affiliates) shall hold legal and beneficial ownership of 100% of the Subordinated Notes for as long as it is the Investment Manager under this Agreement.

(i) At any time prior to the earlier of (i) the completion of the offering of Rated Notes and (ii) the date 90 days after the Closing Date, the Investment Manager shall not make any public announcement concerning the issuance of the Rated Notes, the Investment Manager’s role hereunder or any other aspect of the transaction contemplated by this Agreement, the Indenture or the Offering Memorandum without the prior written consent of the Placement Agent.

17. Observation Rights.

The Issuer covenants and agrees to notify timely the Investment Manager of each meeting of the Board of Directors, to provide timely any materials distributed to the Board of Directors in connection with such meeting and to afford a representative of the Investment Manager the opportunity to be present at each such meeting, in person or by telephone at the option of the Investment Manager.

18. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

(a) If to the Issuer:

Saratoga Investment Corp. CLO 2013-1, Ltd

c/o Maples Finance Limited

PO Box 1093, Boundary Hall

Cricket Square

Grand Cayman KY1-1102

Cayman Islands

Telephone: (345) 945-7099

Telecopy: (345) 945-7100

Attention: Directors

with a copy to:

Maples and Calder

PO Box 309, Ugland House

Grand Cayman KY1-1104

Cayman Islands

Telephone: (345) 949-8066

Telecopy: (345) 949-8080

Attention: Directors

(b) If to the Investment Manager:

Saratoga Investment Corp.

535 Madison Avenue, 4th Floor

New York, New York 10022

Telecopy: (212) 884-6184

Attention: Thomas Inglesby

With a simultaneous copy to:

Saratoga Investment Advisors

Email: saratoga@saratogapartners.com

(c) If to the Trustee, the Collateral Administrator, the Custodian or the Securities Intermediary:

U.S. Bank National Association

214 North Tryon Street

26th Floor

Charlotte, North Carolina 28202

Telephone: (704) 335-4600

Telecopy: (704) 335-4678

Attention: CDO Trust Services—Saratoga Investment Corp. CLO 2013-1, Ltd.

(d) If to Moody’s:

Moody’s Investors Service

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Telephone: [            ]

Telecopy: [            ]

Attention: CLO Monitoring — Saratoga Investment Corp. CLO 2013-1, Ltd

(e) If to S&P:

Standard & Poor’s

55 Water Street, 41st Floor

New York, New York 10041

Telephone: [            ]

Telecopy: [            ]

Attention: Asset-backed CDO Surveillance

With a copy by e-mail to: cdo_surveillance@standardandpoors.com

(f) If to Noteholders:

At their respective addresses set forth on the Register.

Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

19. Amendment to this Agreement.

(a) No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

(b) This Agreement may not be modified or amended other than in writing by the parties hereto and (i) with the consent of the Noteholders or without such consent, in each case, that would be sufficient to meet the consent requirements (if any) for a modification or amendment made to the Indenture for substantially the same purpose as the proposed modification or amendment to this Agreement or for a purpose as to which the proposed modification or amendment to this Agreement is a necessary or incidental conforming change, (ii) with the consent of the External Investment Adviser to the extent that any Section of which it is a third party beneficiary is affected and (iii) with the receipt of Rating Agency Confirmation (or waiver thereof by any affected Classes) with respect to such modification or amendment.

20. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

21. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

22. Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

23. Priority of Payments; Non-Recourse; Non-Petition.

The Investment Manager agrees that the payment of all amounts to which it is entitled, after the Closing Date, pursuant to this Agreement shall be subject to the Priority of Payments and shall be payable only to the extent funds are available in accordance with the Priority of Payments.

Notwithstanding any other provision of this Agreement and except as provided in the preceding paragraph, the liability of the Issuer to the Investment Manager hereunder is limited in recourse to the Collateral, and if the proceeds of the Collateral following the liquidation thereof, when applied in accordance with the Priority of Payments, are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations, and such obligations and all claims of the Investment Manager or any other Person against the Issuer hereunder shall thereupon extinguish and not thereafter revive.

The Investment Manager accepts that the obligations of the Issuer hereunder are the corporate obligations of the Issuer and are not the obligations of any employee, shareholder, officer, director or administrator of the Issuer and no action may be taken against any such person in relation to the obligations of the Issuer hereunder.

Notwithstanding any other provision of this Agreement, the Investment Manager agrees not to institute against, or join any other Person in instituting against, either of the Co-Issuers any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or similar laws of any jurisdiction until at least one year and one day or the then applicable, if longer, preference period plus one day after the payment in full of all amounts payable in respect of the Notes; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Investment Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect plus one day) in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Investment Manager, the External Investment Adviser or any of their respective Affiliates, or (B) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

Each of the Investment Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

The Issuer hereby acknowledges and agrees that the Investment Manager’s obligations hereunder shall be solely the corporate obligations of the Investment Manager, and the Issuer shall not have any recourse hereunder to the External Investment Adviser or any other Investment Manager Affiliates with respect to any claims, losses, damages, liabilities, indemnities or other obligations hereunder.

The provisions of this Section 23 shall survive termination of this Agreement for any reason whatsoever.

24. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).

25. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

27. Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

28. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

29. Number and Gender.

Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

30. Submission to Jurisdiction; Service of Process; Waiver of Jury Trial Right.

THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND SUCH PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 18. THE PARTIES HERETO AGREE THAT

A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

31. Certain Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, the Investment Manager shall use commercially reasonable efforts to ensure that the Issuer does not acquire or own any asset, conduct any activity or take any action unless the acquisition or ownership of such asset, the conduct of such activity or the taking of such action, as the case may be, would not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes. The requirements of this Section 31(a) shall be deemed to be satisfied if the requirements of Section 31(b) are satisfied, so long as the Investment Manager does not have actual knowledge that there has been a change in U.S. federal income tax law or the interpretation thereof that could cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes notwithstanding the satisfaction of such requirements.

(b) In furtherance and not in limitation of Section 31(a), notwithstanding anything to the contrary contained herein, the Investment Manager shall use commercially reasonable efforts to ensure that the Issuer complies with all of the provisions of the Tax Guidelines unless, with respect to a particular transaction, the Issuer, the Investment Manager and the Trustee have received advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or a written opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that the Issuer’s contemplated activities will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes. The Tax Guidelines may be waived, amended, eliminated, modified or supplemented if the Issuer, the Investment Manager and the Trustee have received advice of Cadwalader, Wickersham & Taft LLP Pillsbury Winthrop Shaw Pittman LLP, or a written opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that the Issuer’s contemplated activities will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes.

32. Hedge Agreements.

Notwithstanding any provision herein, if any supplemental indenture permits the Issuer to enter into a Synthetic Security or other hedge, swap or derivative transaction, the Investment Manager shall not cause the Issuer to enter into a hedge agreement that would cause the Issuer to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act, as amended unless (A) the Investment Manager would be the “commodity pool operator” and “commodity trading advisor” and (B) with respect to the Issuer as the commodity pool, the Investment Manager would be eligible for an exemption from registration as a commodity pool operator and commodity trading advisor and all conditions for obtaining the exemption have been satisfied.

33. Advisers Act Disclosure.

The Issuer acknowledges receipt of Part II of the External Investment Adviser’s Form ADV, as required by Rule 204-3 under the Advisers Act, more than 48 hours prior to the date of execution of this Agreement. For so long as the External Investment Adviser’s form of organization remains a limited partnership, the External Investment Adviser hereby undertakes to promptly notify the Issuer of any change in the identity of its general partner.

34. Third Party Beneficiaries.

The Investment Manager and the Issuer agree that the External Investment Adviser is an intended third party beneficiary of this Agreement and that the Trustee and the Subordinated Note Paying Agent are intended third party beneficiaries of Sections 16(b)(iii) and 16(b)(iv).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement (as a deed in the case of the Issuer) as of the date first written above.

SARATOGA INVESTMENT CORP., as Investment Manager

By:
Name:
Title:

SARATOGA INVESTMENT CORP. CLO 2013-1, Ltd.

By:
Name:
Title:

Exhibit A

Tax Guidelines

The purpose of these investment guidelines is to help ensure that Saratoga Investment Corp. CLO 2013-1, Ltd. (the “Issuer”) (i) is either treated as an “investor” for U.S. federal income tax purposes or qualifies for the safe harbor contained in section 864(b)(2) of the U.S. Internal Revenue Code (the “Code”), (ii) is not treated as a dealer in stocks, securities or derivatives, as originating loans, as providing guarantees, or as providing insurance or reinsurance, and (iii) does not invest in assets that could cause it to be treated as engaged in a trade or business in the United States or otherwise subject to U.S. federal income tax on a net income basis. These guidelines should be read consistently with that purpose. References in these guidelines to the Issuer do not include any subsidiaries of the Issuer that are treated as corporations for U.S. federal income tax purposes (each, an “Issuer Subsidiary”).

Equity Interests.

1.	The Issuer will only acquire interests that are treated as equity for U.S. federal income tax purposes in an entity that is:

(i) (A) treated as a corporation for U.S. federal income tax purposes, and (B) the equity interests in the corporation are not “United States real property interests” within the meaning of section 897(c)(1) of the Code (“USRPIs”), provided that stock will not be treated as a USRPI if the class of such stock is regularly traded on an established securities market and the Issuer holds no more than 5% of such class at any time, all within the meaning of section 897(c)(3) of the Code, and provided further that the Issuer may acquire equity interests in an Issuer Subsidiary that are USRPIs if the Issuer does not dispose of stock in the Issuer Subsidiary, and the Issuer Subsidiary does not make any distributions to the Issuer that give rise to capital gain, while equity interests in the Issuer Subsidiary remain USRPIs,

(ii) (A) treated as a partnership or disregarded entity for U.S. federal income tax purposes, (B) not engaged in a U.S. trade or business for U.S. federal income tax purposes, and (C) does not own any “United States real property interests” within the meaning of section 897(c)(1) of the Code, or

(iii) (A) treated as a grantor trust for U.S. federal income tax purposes, (B) all of the assets of which are treated as debt instruments for U.S. federal income tax purposes and would satisfy these guidelines if acquired directly by the Issuer, and (C) all of such assets are in registered form for U.S. federal income tax purposes.

Real Property Interests.

2.	The Issuer will not acquire any interest in (i) real property located in the United States or the U.S. Virgin Islands or (ii) property (including any equity interest) that is treated as a “United States real property interest” within the meaning of section 897(c) of the Code, except as provided in paragraph 1(i)(A) above.

Non-Loan Private Debt Securities.

3.	The Issuer will not acquire investments that are treated as debt instruments for U.S. federal income tax purposes at their initial offering unless (A) they are issued in a public offering or (B) with respect to any other securities that are not loans (“Non-Loan Private Debt Securities”), (1) they are purchased pursuant to an offering memorandum, private placement memorandum or other similar offering document, (2) the Issuer, and the manager on behalf of the Issuer, does not communicate directly or indirectly with the issuer, its employees, agents or affiliates (including, without limitation, to solicit, negotiate the terms of, or structure the security) other than customary due diligence communications that would be reasonably necessary for a secondary market investor to make a reasonably informed decision to purchase a security for its own account, (3) any comments on the terms of any such Non-Loan Private Debt Securities are made only to the placement agent or other similar person with respect to the Non-Loan Private Debt Securities, and (4)(x) the Issuer does not acquire 50% or more of any class of Non-Loan Private Debt Securities or (y) if the Issuer acquires 50% or more of any class of Non- Loan Private Debt Securities, (i) they are not the most senior class of securities being offered by the issuer, (ii) they do not constitute the “controlling class” and (iii) the Issuer’s investment in such Non-Loan Private Debt Securities represents not more than 20% of the aggregate principal balance of all classes of securities being concurrently offered by the related issuer in connection with the offering of such securities.

Special Restrictions Applicable to Loans.

4.	The Issuer will acquire a loan only if (A) the loan is issued by an entity that is treated as a corporation for U.S. federal income tax purposes or (B) based upon advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, (1) the loan is issued by an entity that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, (2) the loan is treated as indebtedness for U.S. federal income tax purposes, or (3) the acquisition, ownership, and disposition of the loan will not cause the Issuer to be engaged in a trade or business in the United States for U.S. federal income tax purposes.

5.	The Issuer will acquire only loans which constitute loans of a type that bank and non-bank purchasers regularly purchase and commit to purchase in secondary market transactions.

6.	Except with respect to Revolving Obligations and Delayed Drawdown Obligations described in paragraph 11, the Issuer will not acquire a loan prior to 48 hours after the later of (1) the date that the loan has been fully funded and the seller thereof has completed all of its obligations with respect to the loan and (2) the last date on which the loan was significantly modified within the meaning of U.S. Treasury regulations section 1.1001-3.

7.	The Issuer will not, directly or indirectly, communicate, solicit, negotiate the terms of, or structure a loan other than customary due diligence communications that would be reasonably necessary for a secondary market investor to make a reasonably informed decision to purchase a loan for its own account.

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8.	The Issuer will not hold a loan, directly or indirectly, for or on behalf of, or as nominee for, any bank. Further, the Issuer will not use funds borrowed from a bank on a limited recourse or other basis to acquire an interest in a loan if the effect of such use of borrowed funds is to shift the economic benefits or burdens of ownership of an interest in such loan to such bank, it being understood that if a loan is treated as sold (including by participation or otherwise) by the Issuer to a bank for federal income tax purposes, such transaction shall not be considered to violate this restriction.

9.	The Issuer will not have a contractual relationship with the obligor with respect to a loan until the Issuer actually closes the purchase of the loan subject to a commitment.

10.	The Issuer will not be listed as an original lender. For avoidance of doubt, the Issuer will not be treated as an original lender if a loan is renegotiated in compliance with paragraph 17.

11.	The Issuer will acquire an interest in a Revolving Obligation or Delayed Drawdown Obligation (each, an “Obligation”), or enter into a commitment to acquire any risks or benefits of such an interest, only if:

(a) (1) the Issuer, acting at arm’s length, acquires the interest or is assigned the commitment at least 60 days after the later of (x) the original legal document closing of the Obligation and (y) the last date on which the Obligation was significantly modified within the meaning of U.S. Treasury regulations section 1.1001-3, or

(2)   (x) the Issuer, acting at arm’s length, acquires the interest from a person that is not an affiliate or is assigned the commitment from a person that is not an affiliate at least 48 hours after the date that is the later of (A) the original legal document closing of the Obligation and (B) the last date on which the Obligation was significantly modified within the meaning of U.S. Treasury regulations section 1.1001-3 and, in the case of a forward commitment, the condition of the obligor with respect to the Obligation and market conditions have not changed between the date of such commitment and the acquisition of such Obligation in a manner that would have a materially adverse effect on the value of the Obligation, and

(y) at the time of acquisition, (i) an associated term loan is made available for purchase by the Issuer only if the Issuer purchases the Obligation together with the associated term loan, and in connection with a sale of the Obligation, the Obligation is sold only together with the associated term loan, or

(ii) the cost of the Obligation to the Issuer reflects a discount or premium of at least 2% of the fair market value of the Obligation on the later of (A) the original closing of the Obligation and (B) the last date on which the Obligation was significantly modified within the meaning of U.S. Treasury regulations section 1.1001-3, or

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(iii) at least one advance equal to the lesser of $5 million or 10% of the maximum amount of the Obligation is outstanding, and

(b) all of the terms of any advance required to be made by the Issuer are fixed as of the date of the Issuer’s acquisition (or determinable under a formula that is fixed as of such date), and such Obligation does not permit the Issuer to have any discretion as to whether to make advances thereunder, provided that the fact that certain advances under such Obligation may be made under optional bidding procedures will not disqualify the Obligation from this prohibition so long as the Issuer does not exercise any such option), and

(c) the Issuer does not acquire any interest in the Obligation that would cause the Issuer to own more than 25% of the commitment amount in respect of the Obligation, and

(d) on the date of acquisition, the aggregate funded and unfunded commitments under all Obligations with unfunded commitments do not constitute more than 10% of the aggregate principal balance of the Issuer’s assets.

(e) As used herein:

(1) “Delayed Drawdown Obligation” means an investment that pursuant to its terms requires the Issuer to make one or more future advances to the obligor thereunder, but any such investment will be a Delayed Drawdown Obligation only until all commitments to make advances to the obligor expire or are terminated or reduced to zero; and

(2) “Revolving Obligation” means any investment (other than a Delayed Drawdown Obligation) that is a loan (including, without limitation, revolving loans, unfunded commitments under specific facilities and other similar loans and investments) that pursuant to its terms may require one or more future advances to be made to the obligor thereunder by the Issuer, but any such investment will be a Revolving Obligation only until all commitments to make advances to the obligor expire or are terminated or reduced to zero.

Modifications.

12.	Except as permitted in paragraph 17, the Issuer will not consent to a modification of the terms of any investment unless it has received advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, that the modification will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis.

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Letters of Credit.

13.	The Issuer will not participate in any letter of credit facility or synthetic letter of credit facility.

Portfolio Interest Exemption.

14.	The Issuer will not acquire investments treated as indebtedness for U.S. federal income tax purposes if (A) the indebtedness provides for interest or other payments based on the income, cash flow, property, distributions, earnings, or similar amounts of the obligor, (B) the indebtedness is not in registered form for U.S. federal income tax purposes, (C) the Issuer owns 10% or more of the voting stock of the obligor (or 10% or more of the capital or profits interest if the obligor is a partnership) within the meaning of section 881(c)(3)(B) of the Code, or (D) the Issuer is a controlled foreign corporation related to the obligor within the meaning of section 881(c)(3)(C) of the Code, unless the obligor of such indebtedness is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required.

Limitation on Acquisition of Real Estate Mortgages.

15.	The Issuer will not acquire any investment if the investment constitutes a real estate mortgage (as defined for purposes of Code section 7701(i)), unless immediately following such acquisition, no more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer consist of real estate mortgages as determined for purposes of Code section 7701(i), except upon advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, that the acquisition of such investment will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Restrictions on Acquisitions of Investment From or That Were Originated By the Manager or its Affiliates.

16.

The Issuer will not acquire any investment with respect to which the manager or any affiliate thereof originated, or acted as underwriter or placement agent, or from the related issuer of which the manager or any affiliate thereof received any compensation (other than any compensation received in a person’s capacity as a borrower or acting on behalf of a borrower), unless an affiliate (and not the manager) originated or acted as underwriter or placement agent with respect to the investment or received the compensation from the issuer and (a) the affiliate is neither directly nor indirectly owned or controlled by the manager (and, for the avoidance of doubt, the fact that the manager and an affiliate are under common control shall not by itself deem the affiliate to be directly or indirectly controlled by the manager if no such direct or indirect control exists), (b) none of the affiliate’s officers, directors or employees is involved in the investment decisions of the manager, (c) the manager has the sole ability to designate and

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purchase such investment and the affiliate has no role in the designation or purchase of such investment, (d) the manager does not have any information with respect to the investment that is not available to all potential investors, and any information provided to the manager (whether in written or oral form) by the affiliate is provided to all unrelated investors prior to their commitment to purchase, (e) there is no fee sharing in any form between the affiliate and the manager, whether with respect to this transaction or any other transaction, and the manager and its employees are not provided any incentives (monetary or otherwise) to purchase the particular investment as opposed to any other security, (f) the manager applies identical criteria to all securities and any decision to purchase such investment was made without any consideration of the role of the affiliate, and (g) with respect to loans, the Issuer does not acquire 50% or more of any class of the investment, and at least 50% of the investment is acquired by persons not affiliated with the Issuer or the manager (and that have not given discretionary trading authority to the manager) on substantially the same terms and conditions as those of the Issuer.

Distressed Securities.

17.	The Issuer will not acquire an investment with the expectation of restructuring or “working out” the investment. If at the time of acquisition an investment was performing and there was no reasonable expectation that the investment would likely default, and the investment subsequently defaults or default is reasonably expected, the Issuer may renegotiate the terms of the investment with the debtor or other creditors and may participate on a creditor’s committee with respect to the investment to protect its investment but may not advance any additional funds (other than in compliance with the other provisions in these guidelines). In all other cases, neither the Issuer nor any affiliate thereof will negotiate with a debtor or other creditors or participate on a creditors’ committee without the Issuer having received advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, that such activity will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis.

Restrictions on “When Issued” Commitments to Purchase.

18.	The Issuer will not acquire, or enter into a commitment, forward sale agreement, or arrangement or understanding to purchase a security (collectively, a “commitment”), before completion of the initial closing and full funding of the security unless (i) the security is an Obligation described in paragraph 11, (ii) in case of an investment that is not a loan, such commitment is made only in connection with a firm commitment underwriting, a reasonable best efforts underwriting, or customary underwriter or placement agent allocation (i.e., “circling procedures”) and only after the seller has committed to acquire the investment, or (iii) the condition of the issuer, the investment, and market conditions have not changed between the date of the commitment and the date of the purchase in a manner that would have a materially adverse effect on the Issuer.

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Restrictions on Acquisitions of Synthetic Securities.

19.	The Issuer will not acquire or enter into any credit default swap, total return swap or other derivative instrument.

Trading and Not Dealing In Securities.

20.	The Issuer will buy, sell and hold securities only for its own account and will not buy, sell or hold securities for or on behalf of, or as nominee for any person other than the Issuer. The Issuer will buy and hold its securities solely for investment with the expectation of realizing a profit (either with respect to a single security or a combination of securities) from income earned on the securities and/or any rise in their value during the interval of time between purchase and sale. The Issuer will buy and sell securities only through a broker-dealer or a financial institution.

21.	The Issuer will not act, hold itself out, or perform services as a middleman, or as a retailer or wholesaler of any security, for any person. The Issuer will not buy securities to subdivide them and sell the components or buy securities and sell them with different securities as a package or unit. The Issuer will not make a market in any security. The Issuer will not have or seek customers for its securities. The Issuer will not be regulated as a broker or a dealer in any jurisdiction, and the Issuer will not apply for a license to operate as a broker or a dealer in any jurisdiction. The Issuer will not hold itself out as a broker or a dealer or in any other manner as ready to enter into (and will not enter into) trades or other transactions (including purchases or sales of securities or other property) at the request of, as the agent of, for or on behalf of, or otherwise for the benefit of another person.

22.	The Issuer will not engage in any activities which entitle it to any fee, commission, spread, markup or servicing income, other than a commitment fee, a fee for consenting to a modification of an investment or a fee that would be included in the “stated redemption price at maturity” (within the meaning of section 1273(a)(2) of the Code) of the investment.

23.	The Issuer will not hold itself out as being willing to enter into either side of, or to offer to enter into, assume, offset, assign or otherwise terminate positions in (x) interest rate, currency, equity, or commodity swaps, or caps or (y) derivative financial instruments (including options, forward contracts, short positions, and similar instruments) in any commodity, currency, share of stock, partnership or trust, note, bond, debenture or other evidence of indebtedness, swap or cap.

Not a Regulated Entity.

24.	The Issuer will not register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company. The Issuer will not be treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements.

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25.	The Issuer will not hold itself out to the public as a bank, insurance company or finance company. The Issuer will not hold itself out to the public, through advertising or otherwise, as originating loans, lending funds, or making a market in loans or other assets.

Not a “Surrogate Foreign Corporation” or an “Inverted Corporation”.

26.	The Issuer will not, directly or indirectly, acquire (i) 70% (or such other percentage as shall be established pursuant to regulations issued under section 7874 of the Code) or more of the properties held, directly or indirectly, by a corporation that is organized under the laws of the United States or any state thereof or (ii) 70% (or such other percentage as shall be established pursuant to regulations issued under section 7874 of the Code) or more of the properties constituting a trade or business of a partnership that is organized under the laws of the United States or any state thereof unless, based on the advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, the acquisition will not cause the Issuer to be (i) a surrogate foreign corporation or (ii) an inverted corporation within the meaning of section 7874 of the Code.

Notwithstanding the criteria set forth above, an investment shall be eligible for acquisition, or the Issuer may engage in any activity if the Issuer has received advice of Cadwalader, Wickersham & Taft LLP or Pillsbury Winthrop Shaw Pittman LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, that the acquisition, ownership or disposition of the investment, or such activity will not cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis.

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